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                                                                   EXHIBIT 10.33

                             THIRD AMENDMENT TO THE
               MEDAPHIS CORPORATION EMPLOYEE STOCK PURCHASE PLAN

         THIS THIRD AMENDMENT is made effective as of the 31st day of December, 1997, by MEDAPHIS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company");

                              W I T N E S S E T H:

         WHEREAS, the Company has previously adopted the Medaphis Corporation Employee Stock Purchase Plan (the "Plan");

         WHEREAS, the Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company (the "Board") has previously approved a First Amendment to the Plan, which allows eligible employees to become participants in the Plan beginning on January 1st and July 1st of each calendar year;

         WHEREAS, the Compensation Committee has previously approved a Second Amendment to the Plan, which allows for the sale under the Plan of fractional shares of the common stock (the "Common Stock") of the Company;

         WHEREAS, the Compensation Committee has approved an increase in the number of shares of Common Stock available for sale under the Plan to 1,000,000 shares from 300,000 shares; and

         WHEREAS, the Compensation Committee has approved the other changes to the Plan set forth herein, which permit only whole shares of Common Stock to be sold under the Plan, and which effectively rescind the Second Amendment to the Plan.

         NOW, THEREFORE, the Company does hereby amend the Plan as follows:

1. Section 7(a) of the Plan is amended, effective as of January 1, 1998, and subject to the approval of the stockholders of the Company as required by
Section 13 of the Plan, by replacing the second sentence of Section 7(a) with the following:

                  "The maximum number of Shares made available for sale under the Plan shall be one million
                  (1,000,000), subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 11."

         If and in the event that the foregoing amendment of Section 7(a) of the Plan is not approved by the stockholders of the Company within twelve (12) months following the effective date of the amendment, then the foregoing amendment of Section 7(a) of the Plan will be null and void.


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2.        Section 6(a) of the Plan is amended, effective as of December 31,
1997, by replacing Section 6(a) with the following:

                  "As of the beginning of each Purchase Period during each Enrollment Period, a Participant is granted an option to purchase that whole number of shares of Common Stock as does not exceed in value the result of dividing up to ten percent (10%) of the Participant's Compensation for that Purchase Period by the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the first business day of the Purchase Period, or
                  (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the last business day of the Purchase Period."

3. Section 6(b) of the Plan is amended, effective as of December 31, 1997, by replacing the first sentence thereof with the following:

                  "On the last business day of each Purchase
                  Period during an Enrollment Period, each Participant will be deemed to have exercised his option to the extent of the funds then held in the Participant's Contribution Account and such funds will be applied to the purchase of whole shares of Common Stock; provided, however, the number of shares purchased for a Participant shall not be less than 1 share."

                                   * * * * *

          Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment.


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         IN WITNESS WHEREOF, the Company has executed this Third Amendment to the Plan as of the day and the year first above written.


                                       MEDAPHIS CORPORATION



                                       By: /s/ David E. McDowell
                                          -------------------------------------
                                          David E. McDowell
                                          Chairman and Chief Executive Officer
ATTEST:



By: /s/ Randolph L. M. Hutto
   -----------------------------
   Randolph L. M. Hutto
   Secretary